As filed with the Securities and Exchange Commission on August 6, 1997
                                               Registration No. 33-50688

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                        ANNTAYLOR STORES CORPORATION
           (Exact name of registrant as specified in its charter)

            DELAWARE                           13-3499319
    (State of incorporation)     (I.R.S. employer identification no.)

                            142 West 57th Street
                          New York, New York 10019
                  (Address of principal executive offices)

                      THE ANNTAYLOR STORES CORPORATION
                           1992 STOCK OPTION AND
                    RESTRICTED STOCK AND UNIT AWARD PLAN
                          (Full title of the plan)

                     Jocelyn F.L. Barandiaran, Esquire
                        AnnTaylor Stores Corporation
                            142 West 57th Street
                          New York, New York 10019
                               (212) 541-3300
         (Name, address and telephone number, including area code,
                           of agent for service)


                      CALCULATION OF REGISTRATION FEE
=================================================================================================
                                          Proposed Maximum     Proposed Maximum     Amount of
Title of Securities  Amount to  be        Offering Price       Aggregate Offering   Registration
to be Registered     Registered           Per Share (1)(2)     Price (1)(2)         Fee
=================================================================================================
Common Stock,
par value
$0.0068 per
share                1,500,000 shares(3)  $19.44               $29,156,250          $8,835.23
=================================================================================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of Common Stock on the New York Stock Exchange on August 4, 1997, within five business days prior to filing.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Plus any additional shares of Common Stock that may be issuable pursuant to the anti-dilution provisions of the 1992 Stock Option and Restricted Stock and Unit Award Plan.



                        REGISTRATION STATEMENT

                                  FOR

                 REGISTRATION OF ADDITIONAL SECURITIES

                             ON FORM S-8


                      Incorporation by Reference

               Hereby incorporated by reference is Registrant's
Registration Statement on Form S-8 (No. 33-50688) filed on August 10, 1992 and June 30, 1994 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act.


                              SIGNATURES

               Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of August, 1997.

                                    ANNTAYLOR STORES CORPORATION

                                    By  /s/ JOCELYN F.L. BARANDIARAN
                                        ______________________________
                                        Jocelyn F.L. Barandiaran
                                        Senior Vice President

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald S. Armstrong,
J. Patrick Spainhour and Jocelyn F.L. Barandiaran, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on August 5th, 1997.

               Signature                                  Title


        /s/ J. Patrick Spainhour            Chairman of the Board, Chief
   -----------------------------------      Executive Officer and Director
            J. Patrick Spainhour


        /s/ Patricia DeRosa                 President, Chief Operating Officer
   ----------------------------------       and Director
            Patricia DeRosa


        /s/ Walter J. Parks                 Senior Vice President - Chief
   -----------------------------------      Financial Officer
            Walter J. Parks


        /s/ James M. Smith                  Vice President and Controller
   -----------------------------------      (Principal Accounting Officer)
            James M. Smith


        /s/ Gerald S. Armstrong             Director
   -----------------------------------
            Gerald S. Armstrong


        /s/ James J. Burke, Jr.             Director
   -----------------------------------
            James J. Burke, Jr.


        /s/ Robert C. Grayson               Director
   -----------------------------------
            Robert C. Grayson


        /s/ Rochelle B. Lazarus             Director
   ------------------------------------
            Rochelle B. Lazarus

        /s/ Hanne M. Merriman               Director
   -------------------------------------
            Hanne M. Merriman



                           LIST OF EXHIBITS


Designation    Description of Exhibit

      5.1 Opinion of Jocelyn F.L. Barandiaran, Esq., Senior Vice President, General Counsel and Secretary of the Company, with respect to the legality of shares of Common Stock issuable pursuant to the Stock Option Plan.

     23.1     Consent of Jocelyn F.L. Barandiaran (included in Exhibit
              5.1).

     23.2 Consent of Deloitte & Touche LLP to the incorporation by reference of their report.

     24 Power of Attorney (set forth on signature page of Registration Statement).